l:\secfiles\10-Q\2ndqtr94\exhib11.doc 3

GENERAL MOTORS CORPORATION                                         EXHIBIT 11
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                        Quarter Ended
                                                        June 30, 1994
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                $1,755.0   $106.5     $61.3
Dividends on preference stocks                       89.7        -         -
                                                  -------    -----      ----
Earnings attributable to common stocks            1,665.3    106.5      61.3
Dividends on common stocks                          146.2     31.2      18.3
                                                  -------    -----      ----
Undistributed earnings                            1,519.1     75.3      43.0
Adjustments
  Add-back dividends on assumed conversion
    of preference stock                              17.7        -         -
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (1.3)       -       1.3
  Dividends on assumed common stock
    transactions                                     (4.2)       -      (0.4)
                                                  -------    -----      ----
Adjusted earnings attributable to
  common stocks                                  $1,531.3    $75.3     $43.9
                                                  =======    =====      ====

Weighted average shares outstanding
  (in millions)                                     733.1    260.1      91.7
Adjustments
  Shares issued on assumed conversion of
    preference stock                                 15.3        -         -
  Assumed exercise of dilutive stock options *        5.6        -       2.0
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        754.0    260.1      93.7
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $2.03    $0.29     $0.47
Dividends                                            0.20     0.12      0.20
                                                     ----     ----      ----
Earnings per share attributable
  to common stocks                                  $2.23    $0.41     $0.67
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                         Quarter Ended
                                                         June 30, 1993
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                  $751.4    $87.7     $50.0
Dividends on preference stocks                       89.0        -         -
                                                    -----     ----      ----
Earnings attributable to common stocks              662.4     87.7      50.0
Dividends on common stocks                          141.5     23.7      15.5
                                                    -----     ----      ----
Undistributed earnings                              520.9     64.0      34.5
Adjustments
  Add-back dividends on assumed conversion
    of preference stocks                             17.0        -         -
  Change in earnings attributable to each
    class of common stock related to the
    assumed share transactions *                     (6.3)     4.7       1.6
  Dividends on assumed common stock
    transactions                                     (4.3)    (1.3)     (0.5)
                                                    -----     ----      ----
Adjusted earnings attributable to
  common stocks                                    $527.3    $67.4     $35.6
                                                    =====     ====      ====

Weighted average shares outstanding
  (in millions)                                     707.9    236.7      86.0
Adjustments
  Shares issued on assumed conversion of
    preference stocks *                              17.8     12.6         -
  Assumed repurchase of common stock subject
    to put options                                      -        -       0.8
  Assumed exercise of dilutive stock options *        3.7      0.1       2.0
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        729.4    249.4      88.8
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $0.72    $0.27     $0.40
Dividends                                            0.20     0.10      0.18
                                                     ----     ----      ----
Earnings per share attributable to common stocks    $0.92    $0.37     $0.58
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                       Six Months Ended
                                                         June 30, 1994
                                                ----------------------------
                                                  $1-2/3
                                                Par Value   Class E  Class H
                                                  Common     Common   Common
                                                  Stock      Stock    Stock
                                                ----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)
Net income attributable to stocks (before
  cumulative effect of accounting change)        $3,203.9   $198.6   $132.1
Dividends on preference stocks                      176.5        -        -
                                                  -------    -----    -----
Earnings attributable to common stocks            3,027.4    198.6    132.1
Dividends on common stocks                          291.4     62.1     36.5
                                                  -------    -----    -----
Undistributed earnings                            2,736.0    136.5     95.6
Adjustments
  Add-back dividends on assumed conversion
    of preference stock                              32.4        -       -
  Change in earnings attributable to each
    class of common stock related to the
    assumed exercise of stock options *              (2.9)       -      2.9
  Dividends on assumed common stock transactions     (9.2)       -     (0.8)
                                                  -------    -----    -----
Adjusted earnings attributable to
  common stocks                                  $2,756.3   $136.5    $97.7
                                                  =======    =====    =====
Weighted average shares outstanding
  (in millions)                                     729.2    259.0     91.2
Adjustments
  Shares issued on assumed conversion
    of preference stock                              16.5        -       -
  Assumed exercise of dilutive stock options *        6.4        -      2.0
                                                    -----    -----     ----
Adjusted weighted average shares outstanding        752.1    259.0     93.2
                                                    =====    =====     ====
Per Share Data
Earnings per share attributable to
  undistributed earnings on common
  stocks (before cumulative effect of
  accounting change)                                 3.67     0.53     1.05
Cumulative effect of accounting change at
  January 1, 1994                                   (1.05)       -    (0.08)
Dividends                                            0.40     0.24     0.40
                                                    -----     ----    -----
Earnings per share attributable
  to common stocks                                  $3.02    $0.77    $1.37
                                                    =====     ====    =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

GENERAL MOTORS CORPORATION
AND SUBSIDIARIES                            COMPUTATION OF EARNINGS PER SHARE
                                                ATTRIBUTABLE TO COMMON STOCKS

                                                       Six Months Ended
                                                         June 30, 1993
                                                -----------------------------
                                                  $1-2/3
                                                Par Value   Class E   Class H
                                                  Common     Common    Common
                                                  Stock      Stock     Stock
                                                -----------------------------
                                                 (Dollars in Millions Except
                                                       Per Share Amounts)

Net income attributable to stocks                $1,146.1   $161.8     $94.4
Dividends on preferred and preference stocks        183.2        -         -
                                                  -------    -----      ----
Earnings attributable to common stocks              962.9    161.8      94.4
Dividends on common stocks                          283.1     47.1      32.7
                                                  -------    -----      ----
Undistributed earnings                              679.8    114.7      61.7
Adjustments
  Add-back dividends on assumed conversion
    of preference stocks                              4.6        -         -
  Change in earnings attributable to each
    class of common stock related to the
    assumed share transactions *                    (13.1)     8.8       4.3
  Dividends on assumed common stock transactions     (1.5)    (2.6)     (1.5)
                                                  -------    -----      ----
Adjusted earnings attributable to
  common stocks                                    $669.8   $120.9     $64.5
                                                  =======    =====      ====

Weighted average shares outstanding
  (in millions)                                     707.7    235.7      89.1
Adjustments
  Shares issued on assumed conversion of
    preference stocks *                                 -     12.8         -
  Assumed repurchase of common stock subject
    to put options                                      -        -       2.1
  Assumed exercise of dilutive stock options *        3.7      0.1       2.0
                                                    -----    -----      ----
Adjusted weighted average shares outstanding        711.4    248.6      93.2
                                                    =====    =====      ====

Per Share Data
Earnings per share attributable to
  undistributed earnings on common stocks           $0.94    $0.49     $0.69
Dividends                                            0.40     0.20      0.36
                                                     ----     ----      ----
Earnings per share attributable to common stocks    $1.34    $0.69     $1.05
                                                     ====     ====      ====

Note: The difference between fully diluted and primary earnings per share is immaterial.

 * The assumed conversion of preference stocks and exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.